Exhibit a(21)

TD ASSET MANAGEMENT USA FUNDS INC.

ARTICLES SUPPLEMENTARY

TD Asset Management USA Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter (the "Charter") of the Corporation, the Board of Directors of the Corporation, by resolutions duly adopted, reclassified the shares of each of the series and classes of common stock, par value $.0001 per share (the "Common Stock"), of the Corporation set forth below as shares of the new series and classes of Common Stock set forth below:

A.                300,000,000 authorized but unissued shares of TDAM California Municipal Money Market Portfolio – Investor Class are hereby reclassified as shares of TDAM Short-Term Bond Fund – Institutional Service Class;

B.                 1,000,000,000 authorized by unissued shares of TDAM Money Market Portfolio – Investor Class are hereby reclassified as shares of TDAM Core Bond Fund – Institutional Class;

C.                 300,000,000 authorized but unissued shares of TDAM California Municipal Money Market Portfolio – Investor Class are hereby reclassified as shares of TDAM Core Bond Fund – Institutional Service Class;

D.                1,000,000,000 authorized but unissued shares of TDAM Money Market Portfolio – Class A are hereby reclassified as shares of TDAM U.S. Equity Income Fund – Institutional Class;

E.                 200,000,000 authorized but unissued shares of TDAM California Municipal Money Market Portfolio – Investor Class are hereby reclassified as shares of TDAM U.S. Equity Income Fund – Institutional Service Class;

F.                  1,000,000,000 authorized but unissued shares of TDAM Money Market Portfolio – Premium Class are hereby reclassified as shares of TDAM U.S. Large Core Equity Fund – Institutional Class;

G.                200,000,000 authorized but unissued shares of TDAM California Municipal Money Market Portfolio – Investor Class are hereby reclassified as shares of TDAM U.S. Large Core Equity Fund – Institutional Service Class;

H.                1,000,000,000 authorized but unissued shares of TDAM Money Market Portfolio – Select Class are hereby reclassified as shares of TDAM Target Return Fund – Institutional Class;

I.                   200,000,000 authorized but unissued shares of TDAM Short-Term Bond Fund – Institutional Class are hereby reclassified as shares of TDAM Target Return Fund – Institutional Service Class;

J.                   1,000,000,000 authorized but unissued shares of TDAM US Government Portfolio – Investor Class are hereby reclassified as shares of TDAM Global All Cap Fund – Institutional Class;

K.                200,000,000 authorized but unissued shares of TDAM Short-Term Bond Fund – Institutional Class are hereby reclassified as shares of TDAM Global All Cap Fund – Institutional Service Class;

L.                 1,000,000,000 authorized but unissued shares of TDAM US Government Portfolio – Class A are hereby reclassified as shares of TDAM Global Low Volatility Equity Fund – Institutional Class;

M.               200,000,000 authorized but unissued shares of TDAM Short-Term Bond Fund – Institutional Class are hereby reclassified as shares of TDAM Global Low Volatility Equity Fund – Institutional Service Class;

N.                1,000,000,000 authorized but unissued shares of TDAM Municipal Portfolio – Investor Class are hereby reclassified as shares of TDAM High Yield Bond Fund – Institutional Class;

O.                200,000,000 authorized but unissued shares of TDAM Short-Term Bond Fund – Institutional Class are hereby reclassified as shares of TDAM High Yield Bond Fund – Institutional Service Class;

P.                  1,000,000,000 authorized but unissued shares of TDAM Municipal Portfolio – Class A are hereby reclassified as shares of TDAM Global Equity Income Fund – Institutional Class; and

Q.                200,000,000 authorized but unissued shares of TDAM Short-Term Bond Fund – Institutional Class are hereby reclassified as shares of TDAM Global Equity Income Fund – Institutional Service Class.

The shares of each of the foregoing series and classes have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of a class of a series of Common Stock as set forth in the Charter.

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SECOND: After the reclassification and designation of the shares of Common Stock pursuant to these Articles Supplementary, the 100,000,000,000 shares of Common Stock that the Corporation has authority to issue are classified and designated as follows:

Series and Class	Number of Shares
TDAM Money Market Portfolio – Investor Class TDAM Money Market Portfolio – Class A TDAM Money Market Portfolio – Premium Class TDAM Money Market Portfolio – Select Class	8,000,000,000 10,000,000,000 3,000,000,000 6,000,000,000
TDAM U.S. Government Portfolio – Investor Class TDAM U.S. Government Portfolio – Class A	7,000,000,000 5,000,000,000
TDAM Municipal Portfolio – Investor Class TDAM Municipal Portfolio – Class A	4,000,000,000 4,000,000,000
TDAM New York Municipal Money Market Portfolio – Investor Class TDAM New York Municipal Money Market Portfolio – Class A	2,000,000,000 2,000,000,000
TDAM California Municipal Money Market Portfolio – Investor Class TDAM California Municipal Money Market Portfolio – Class A	5,000,000,000 2,000,000,000
TDAM Short-Term Bond Fund – Institutional Class TDAM Short-Term Bond Fund – Institutional Service Class	4,000,000,000 300,000,000
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Series and Class	Number of Shares
TDAM Institutional Money Market Fund – Institutional Class TDAM Institutional Money Market Fund – Institutional Service Class TDAM Institutional Money Market Fund – Commercial Class	3,000,000,000 2,000,000,000 3,000,000,000
TDAM Institutional U.S. Government Fund – Institutional Class TDAM Institutional U.S. Government Fund – Institutional Service Class TDAM Institutional U.S. Government Fund – Commercial Class	2,000,000,000 3,000,000,000 3,000,000,000

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Service Class

TDAM Institutional Treasury Obligations Money Market Fund – Commercial Class

TDAM Institutional Treasury Obligations Money Market Fund – Institutional Class

TDAM Institutional Treasury Obligations Money Market Fund – Class A

2,000,000,000 3,000,000,000 2,000,000,000 2,000,000,000
TDAM Institutional Municipal Money Market Fund – Institutional Class TDAM Institutional Municipal Money Market Fund – Institutional Service Class	2,000,000,000 1,000,000,000
TDAM Core Bond Fund – Institutional Class TDAM Core Bond Fund – Institutional Service Class	1,000,000,000 300,000,000
TDAM U.S. Equity Income Fund – Institutional Class TDAM U.S. Equity Income Fund – Institutional Service Class	1,000,000,000 200,000,000
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Series and Class	Number of Shares
TDAM U.S. Large Core Equity Fund – Institutional Class TDAM U.S. Large Core Equity Fund – Institutional Service Class	1,000,000,000 200,000,000
TDAM Target Return Fund – Institutional Class TDAM Target Return Fund – Institutional Service Class	1,000,000,000 200,000,000
TDAM Global All Cap Fund – Institutional Class TDAM Global All Cap Fund – Institutional Service Class	1,000,000,000 200,000,000
TDAM Global Low Volatility Equity Fund – Institutional Class TDAM Global Low Volatility Equity Fund – Institutional Service Class	1,000,000,000 200,000,000
TDAM High Yield Bond Fund – Institutional Class TDAM High Yield Bond Fund – Institutional Service Class	1,000,000,000 200,000,000
TDAM Global Equity Income Fund – Institutional Class TDAM Global Equity Income Fund – Institutional Service Class	1,000,000,000 200,000,000

THIRD: The shares of Common Stock described above have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best

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of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this 22nd day of January, 2013.

ATTEST:	TD ASSET MANAGEMENT USA
FUNDS INC.

/s/ Curtis Barnes	By:	/s/ Michele Teichner (SEAL)
Curtis Barnes		Michele Teichner
Secretary		Vice President

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